Exhibit 99.1

Duluth Holdings Inc. Announces Third Quarter 2024 Financial Results

Benefiting from our product and sourcing initiatives, gross margin expands 210 basis points to 52.3%

Strong financial position with approximately $165 million of liquidity

MOUNT HOREB, WI – December 5, 2024 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal third quarter ended October 27, 2024.

Summary of the Third Quarter ended October 27, 2024

•	Net sales of $127.1 million

•

Net loss of $28.5 million and adjusted net loss[1] of $13.8 million, compared to net loss of $10.5 million in the prior year third quarter. Adjusted net loss of $13.8 million excludes $6.2 million of restructuring expense and $10.1 million valuation allowance on our deferred tax asset

•	EPS per diluted share of ($0.85); Adjusted EPS[1] of ($0.41)

•	Adjusted EBITDA[2] decreased $5.2 million from the prior year to ($6.8) million

[1]	See Reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Impacted by a combination of uncertain macro environment and unseasonably warm weather, our third quarter performance did not meet our expectations. Despite the macro and weather-related impacts, we were pleased to see growth in our average order value and a double-digit increase in digital traffic. That said, these were not enough to offset the year-over-year contraction in transactions. As a result, we began taking the necessary actions to increase our unit selling velocity beginning in late October and I am pleased to report that our top line trends have meaningfully improved leading into the all-important black Friday week and continued through cyber Monday.”

“As we enter the final peak selling weeks of the Holiday season, we are committed to prudently managing our inventory and ending the fiscal year in a clean, high quality position.”

“Looking past fiscal 2024, leveraging our advanced sourcing and product innovation functions, and led by our new Chief Merchant Eli Getson, we are significantly enhancing our go-forward assortment and inventory management.”

“Key initiatives tied to our Big Dam Blueprint are delivering tangible improvements including product cost reductions driven by our successful direct sourcing initiative and another quarter of cost per unit fulfillment benefits, a direct result from leveraging our fully operational and highly automated Adairsville fulfillment center. There is much work ahead of us and we are laser focused on improving operational and financial performance over the long term.”

Sato concluded, “As we look ahead to 2025 and beyond, we are building upon the success of our strategic initiatives, making meaningful progress on structural improvements, and embarking on Enterprise Planning, an end-to-end cross functional initiative to significantly enhance our operational and strategic planning processes.”

Operating Results for the Third Quarter ended October 27, 2024

Net sales decreased 8.1% to $127.1 million, compared to $138.2 million in the same period a year ago. Direct to-consumer net sales decreased by 8.3% to $79.8 million primarily driven by lower site conversion compared to the prior year. Retail store net sales decreased by 7.8% to $47.2 million due to slower store traffic, partially offset by strong conversion rates.

Gross profit margin increased 210 basis points to 52.3%, compared to 50.2% in the corresponding prior year driven by our sourcing initiative. Gross profit decreased to $66.4 million, compared to $69.4 million in the corresponding prior year.

Selling, general and administrative expenses increased 1.2% to $82.9 million, compared to $81.8 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses deleveraged to 65.2%, compared to 59.2% in the corresponding prior year period mainly driven by higher fixed costs and depreciation from foundational strategic investments, partially offset by efficiencies across logistics and the fulfillment center network.

As part of the Company’s in-depth review of the retail portfolio strategy, fulfillment center network, and benchmarking to identify structural opportunities to improve operating margin, working capital, and asset efficiency, the Company identified phase two of the fulfillment center network plan to maximize productivity and capacity.

As previously mentioned, during the third quarter last year, the Company went live with a highly automated fulfillment center in Adairsville, Georgia. The Adairsville facility processed over 65% of total network volume, has shortened delivery times while driving lower cost per unit to fulfill an order, which was 27% of the cost of the three legacy fulfillment centers during the third quarter. The success and productivity from the critical Adairsville facility investment allowed the Company to implement phase two of its overall fulfillment center network plan. The lease amendment for one of its legacy fulfillment centers, accelerating the lease expiration date from September 2030 to October 2024 was successfully completed in Q3.

The Company incurred total restructuring expenses related to the lease amendment of $7.7 million during the second and third quarters of 2024, $6.2 million of which was recognized during the third quarter.

Exiting the legacy facility is projected to reduce overhead expenses by approximately $1.2 million during the fourth quarter of the current fiscal year. The Company expects an expense reduction of approximately $5.0 million and cash savings of $4.0 million annually.

Balance Sheet and Liquidity

The Company ended the quarter with $9.3 million of cash and cash equivalents, net working capital of $60.6 million, $44.0 million outstanding debt on the Duluth Trading $200 million revolving line of credit and $165.3 million of liquidity.

Fiscal 2024 Outlook

The Company is issuing new guidance for its fiscal 2024, superseding its previous guidance. For fiscal 2024, the Company now expects:

•	Net sales of approximately $640 million

•	Full year gross margin reduction of approximately 125 basis points versus prior year

•	SG&A expenses, excluding the sales tax contingency, to deleverage by approximately 80 bps versus prior year

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $23 million

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, December 5, 2024 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through December 12, 2024: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 2540359

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10193192/fda17fd748 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net loss and adjusted earnings per share (EPS). See attached table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 27, 2024, versus the three and nine months ended October 29, 2023 and attached table “Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS,” for a reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS for the three and nine months ended October 27, 2024.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Adjusted Net Loss and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Loss and Adjusted EPS excludes restructuring expenses and a one-time estimated sales tax accrual that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2024 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic and disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions in our e-commerce platform; effectively adapting to new challenges associated with our expansion into new geographic markets; our ability to meet customer delivery time expectations; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and employees; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 27, 2024	January 28, 2024	October 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$9,335	$32,157	$8,177
Receivables	4,396	5,955	5,679
Income tax receivable	138	617	99
Inventory, net	231,430	125,757	173,966
Prepaid expenses & other current assets	18,991	16,488	15,597

Total current assets	264,290	180,974	203,518
Property and equipment, net	116,941	132,718	133,946
Operating lease right-of-use assets	101,784	121,430	125,125
Finance lease right-of-use assets, net	33,802	40,315	45,010
Available-for-sale security	4,840	4,986	4,867
Other assets, net	11,442	9,020	9,861
Deferred tax assets	—	1,010	3,686

Total assets	$533,099	$490,453	$526,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$104,546	$51,122	$53,522
Accrued expenses and other current liabilities	36,252	30,930	31,776
Current portion of operating lease liabilities	15,439	16,401	16,067
Current portion of finance lease liabilities	2,502	3,149	3,047
Duluth line of credit	44,000	—	36,000
Current maturities of TRI long-term debt[1]	909	847	827

Total current liabilities	203,648	102,449	141,239
Operating lease liabilities, less current maturities	88,441	106,413	110,450
Finance lease liabilities, less current maturities	31,272	34,276	35,104
TRI long-term debt, less current maturities[1]	24,510	25,141	25,346
Deferred tax liabilities	123	—	—

Total liabilities	347,994	268,279	312,139
Shareholders’ equity:
Treasury stock	(2,331)	(1,738)	(1,737)
Capital stock	107,224	103,579	102,565
Retained earnings	83,660	123,816	116,833
Accumulated other comprehensive loss, net	(426)	(427)	(553)

Total shareholders’ equity of Duluth Holdings Inc.	188,127	225,230	217,108
Noncontrolling interest	(3,022)	(3,056)	(3,234)

Total shareholders’ equity	185,105	222,174	213,874

Total liabilities and shareholders’ equity	$533,099	$490,453	$526,013

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 27, 2024	October 29, 2023	October 27, 2024	October 29, 2023
Net sales	$127,056	$138,210	$385,359	$401,068
Cost of goods sold (excluding depreciation and amortization)	60,645	68,806	183,328	194,530

Gross profit	66,411	69,404	202,031	206,538
Selling, general and administrative expenses[1]	82,850	81,832	229,731	224,958
Restructuring expense	6,152	—	7,748	—

Operating loss	(22,591)	(12,428)	(35,448)	(18,420)
Interest expense	1,251	1,219	3,232	3,033
Other income, net	6	47	167	304

Loss before income taxes	(23,836)	(13,600)	(38,513)	(21,149)
Income tax expense (benefit)	4,688	(3,126)	1,609	(4,786)

Net loss	(28,524)	(10,474)	(40,122)	(16,363)
Less: Net income (loss) attributable to noncontrolling interest	15	(8)	34	(24)

Net loss attributable to controlling interest	$(28,539)	$(10,466)	$(40,156)	$(16,339)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	33,448	32,987	33,314	32,937

Net loss per share attributable to controlling interest	$(0.85)	$(0.32)	$(1.21)	$(0.50)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	33,448	32,987	33,314	32,937

Net loss per share attributable to controlling interest	$(0.85)	$(0.32)	$(1.21)	$(0.50)

[1]

In conjunction with ongoing state sales tax audits the Company began a review of its sales tax positions. As a result of the review, the Company recorded an estimated sales tax expense accrual of $2.4M that is reflected in Selling, general and administrative expenses.

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	October 27, 2024	October 29, 2023
Cash flows from operating activities:
Net loss	$(40,122)	$(16,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,730	23,434
Stock based compensation	3,352	3,305
Deferred income taxes	1,133	(4,800)
Loss on disposal of property and equipment	102	37
Changes in operating assets and liabilities:
Receivables	1,559	362
Income taxes receivable	479	(99)
Inventory	(105,673)	(19,044)
Prepaid expense & other current assets	(585)	(952)
Software hosting implementation costs, net	(4,485)	(800)
Trade accounts payable	53,160	(10,171)
Income taxes payable	—	(1,761)
Accrued expenses and deferred rent obligations	5,286	(3,691)
Other assets	(3)	20
Noncash lease impacts	2,942	(483)

Net cash used in operating activities	(58,125)	(31,006)

Cash flows from investing activities:
Purchases of property and equipment	(5,813)	(39,958)
Principal receipts from available-for-sale security	147	133

Net cash used in investing activities	(5,666)	(39,825)

Cash flows from financing activities:
Net borrowings on line of credit	44,000	36,000
Payments on TRI long term debt	(623)	(564)
Payments on finance lease obligations	(2,109)	(2,116)
Payments of tax withholding on vested restricted shares	(593)	(278)
Other	294	418

Net cash provided by financing activities	40,969	33,460

Decrease in cash and cash equivalents	(22,822)	(37,371)
Cash and cash equivalents at beginning of period	32,157	45,548

Cash and cash equivalents at end of period	$9,335	$8,177

Supplemental disclosure of cash flow information:
Interest paid	$3,232	$3,033
Income taxes paid	$125	$1,875
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$2,173	$8,391

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter and Nine Months Ended October 27, 2024 and October 29, 2023

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 27, 2024	October 29, 2023	October 27, 2024	October 29, 2023
(in thousands)
Net loss	$(28,524)	$(10,474)	$(40,122)	$(16,363)
Depreciation and amortization	7,284	8,566	23,581	23,434
Amortization of internal-use software hosting subscription implementation costs	1,394	1,227	3,856	3,647
Interest expense	1,251	1,219	3,232	3,033
Income tax expense (benefit)	4,688	(3,126)	1,609	(4,786)

EBITDA	$(13,907)	$(2,588)	$(7,844)	$8,965
Stock based compensation	969	1,021	3,352	3,305
Restructuring expense	6,152	—	7,748	—
Sales tax expense accrual	—	—	2,406	—

Adjusted EBITDA	$(6,786)	$(1,567)	$5,662	$12,270

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS

For the Fiscal Quarter and Nine Months Ended October 27, 2024

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 27, 2024		October 27, 2024
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share
Net loss attributable to controlling interest	$(28,539)	$(0.85)	$(40,156)	$(1.21)
Plus: Restructuring expenses	6,152	0.18	7,748	0.24
Plus: Sales tax expense accrual	—	—	2,406	0.07
Plus: Income tax effect of restructuring and sales tax accrual[1]	(1,415)	(0.04)	(2,335)	(0.06)

Adjusted net loss before valuation allowance	(23,802)	(0.71)	(32,337)	(0.96)
Plus: Valuation Allowance	10,051	0.30	10,051	0.30

Adjusted net loss attributable to controlling interest	$(13,751)	$(0.41)	$(22,286)	$(0.66)

[1]	Restructuring expenses and sales tax accrual tax effect using the Company’s estimated 23% tax rate